                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

                             AVANIR PHARMACEUTICALS

     We consent to the incorporation by reference in Registration Statement No. 33-49082 on Form S-1; Registration Statement No. 33-71276 on Form S-8; Registration Statement No. 33-94370 on Form S-8; Registration Statement No. 33-76094 on Form S-3, Registration Statement No. 33-64983 on Form S-3 and Registration Statement No. 333-24549 on Form S-3 of AVANIR Pharmaceuticals, formerly LIDAK Pharmaceuticals (a development stage enterprise) of our report dated December 24, 1998 which report contains explanatory paragraphs referring to: the status of the Company as a development stage enterprise, the Company's ability to continue as a going concern, and the Company as a defendant in certain lawsuits, appearing in this Annual Report on Form 10-K of AVANIR Pharmaceuticals for the fiscal year ended September 30, 1998.

DELOITTE & TOUCHE LLP

San Diego, California
January 4, 1999